As filed with the Securities and Exchange Commission on May 13, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Adagio Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	85-1403134
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1601 Trapelo Road, Suite 178

Waltham, MA 02451

(Address of principal executive offices) (Zip code)

2021 Equity Incentive Plan

(Full title of the plan)

David Hering

Interim Chief Executive Officer and Chief Operating Officer

Adagio Therapeutics, Inc.

1601 Trapelo Road, Suite 178

Waltham, MA 02451

(Name and address of agent for service)

(781) 819-0080

(Telephone number, including area code, of agent for service)

Copies to:

Jill Andersen

Chief Legal Officer

Adagio Therapeutics, Inc.

1601 Trapelo Road, Suite 178

Waltham, MA 02451

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Adagio Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 5,539,145 additional shares of its common stock under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”), pursuant to the provisions of the 2021 Plan providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2021 Plan on January 1, 2022.

In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

This Registration Statement relates to securities of the same class as those that were previously registered by the Registrant on a Registration Statement on Form S-8 (the “Prior Registration Statement”) filed with the Commission on August 23, 2021 (File No. 333-259008). The contents of the Prior Registration Statement are incorporated by reference into this Registration Statement.

PART II

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 31, 2022 (the “Form 10-K”), as subsequently amended by Amendment No. 1 to the Form 10-K, filed with the Commission on April 29, 2022 (File Nos.: 001-40703);

(b) The Registrant’s Current Reports on Form 8-K (File No. 001-40703) filed with the Commission on  January  13, 2022, February  18, 2022, February  22, 2022, February 23, 2022 (as amended by the Current Report on Form 8-K/A filed on March  21, 2022), March  1, 2022 and March 21, 2022 to the extent the information in and exhibits to such reports are filed and not furnished; and

(c) The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed on August 3, 2021 (File No. 001-40703) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the description therein has been updated and superseded by the description of the Registrant’s common stock contained in Exhibit 4.2 to the Form 10-K, filed with the Commission on March 31, 2022, including any amendment or report filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

Exhibit Number	Description	Incorporated by Reference
		Schedule/Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect	8-K	001-40703	3.1	August 10, 2021

4.2	Amended and Restated Bylaws of the Registrant, as currently in effect	8-K	001-40703	3.2	August 10, 2021

5.1*	Opinion of Wilmer Cutler Pickering Hale & Dorr LLP

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2*	Consent of Wilmer Cutler Pickering Hale & Dorr LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included in signature pages of Registration Statement)

99.1	2021 Equity Incentive Plan and Forms of Stock Option Grant Notice, Stock Option Agreement, Notice of Exercise, RSU Award Grant Notice and RSU Award Agreement	S-1	333-257975	10.2	August 2, 2021

107.1*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 13th day of May, 2022.

Adagio Therapeutics, Inc.

By:	/s/ David Hering, M.B.A.
Name: David Hering, M.B.A.
Title: Interim Chief Executive Officer and Chief Operating Officer

By:	/s/ Jane Pritchett Henderson
Name: Jane Pritchett Henderson
Title: Chief Financial Officer and Chief Business Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Hering, and Jane Pritchett Henderson, and each of them, as his or her true and lawful agents, proxies and attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Hering, M.B.A. David Hering, M.B.A.	Interim Chief Executive Officer and Chief Operating Officer (Principal Executive Officer)	May 13, 2022

/s/ Jane Pritchett Henderson Jane Pritchett Henderson	Chief Financial Officer and Chief Business Officer (Principal Financial Officer and Principal Accounting Officer)	May 13, 2022

/s/ René Russo, Pharm.D. René Russo, Pharm.D.	Chair of the Board of Directors	May 13, 2022

/s/ Tom Heyman Tom Heyman	Director	May 13, 2022

/s/ Ellen R. Marram, M.B.A. Ellen R. Marram, M.B.A.	Director	May 13, 2022

/s/ Howard Mayer, M.D. Howard Mayer, M.D.	Director	May 13, 2022

/s/ Terrance McGuire Terrance McGuire	Director	May 13, 2022

Signature	Title	Date

/s/ Redonda Miller, M.D., M.B.A. Redonda Miller, M.D., M.B.A.	Director	May 13, 2022

Ajay Royan	Director

/s/ Anand Shah, M.D. Anand Shah, M.D.	Director	May 13, 2022

/s/ Michael Wyzga Michael Wyzga	Director	May 13, 2022